SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2003

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

LSI Logic Corporation (the “Registrant”) currently anticipates that revenues for the second quarter of 2003 will increase by approximately 9 percent over revenues for the first quarter of 2003. The Registrant also announced a series of actions, completing the revamping of the company’s global manufacturing strategy. These actions enable the acceleration of the final disposition of the Registrant’s Tsukuba, Japan and Colorado Springs, Colorado manufacturing facilities. The Registrant anticipates reporting $140 million to $160 million in special items and expects a GAAP* net loss of 43-50 cents. On a pro forma basis, the Registrant’s current expectation for net loss per share, excluding special items, is in the range of 6-8 cents.

Second Quarter 2003 Updated Business Outlook

	GAAP*	Special Items**	Excluding Special
Items

Revenue Growth	Approximately 9% Sequentially		Approximately 9% Sequentially

Earnings (Loss)/Share	$(0.43) to $(0.50)	$(0.37) to $(0.42)	$(0.06) to $(0.08)

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items

Use of Non-GAAP Financial Information

The Registrant’s management believes that net loss per share excluding special items in the News Release dated June 30, 2003 (the “Release”), as presented provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Registrant’s forecasting and planning for future periods. Restructuring of operations and other items, net, are examples of charges that are not directly related to the Registrant’s ongoing business. Charges for acquired in-process research and development and amortization of non-cash deferred stock compensation and intangibles are examples of items stemming from purchase business combinations.

Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States of America and the Registrant’s most recent annual report on Form 10-K for the twelve months ended December 31, 2002.

The statements in the news release include forward-looking statements that may involve a number of risks and uncertainties. These forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projections of growth in the storage components, storage systems, consumer and communications businesses, estimates of revenue growth, operating expenses, net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items and common share count made in this news release. The Registrant’s actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the Registrant is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup and the Registrant’s achievement of revenue objectives and other financial targets. Other risks and uncertainties that may affect the Registrant’s actual results include, but are not necessarily limited to, the development of new products, the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the Registrant’s strategic relationships, competing technologies, products and other competitive factors and investments and disruptions in general economic activity due to worsening global business conditions or caused by the effects of terrorist activities and armed conflict. The extent to which the Registrant may not realize the cost savings it expects from the reduction in workforce and operating expenses may also impact its future performance. The Registrant operates in an industry sector where securities’ values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the Registrant’s control.

Item 9. Regulation FD Disclosure (Information provided under Item 12 – Disclosure of Results of Operations and Financial Condition)

The Release, which updates the Registrant’s anticipated results of operations for the quarter ended June 29, 2003, is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The reconciliation schedule filed under Item 5 of this Form 8-K is incorporated by reference into Item 9/12 of this Form 8-K. The explanation on the use of Non-GAAP financial information filed under Item 5 of this Form 8-K is also incorporated by reference into Item 9/12 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION A Delaware Corporation

Dated: July 3, 2003	By:	/s/ David G. Pursel

David G. Pursel Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of News Release dated June 30, 2003